Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-197513, No. 333-177492, No. 333-170591 and No. 333-221496) and S-8 (No. 333-209939, No. 333-202529, No. 333-194520, No. 333-187355, No. 333-180046, No. 333-174283, No. 333-167360, No. 333-162785, No. 333-216440 and No. 333-223490) of Cowen Inc. of our report dated March 22, 2018 relating to the financial statements of Starboard Value A LP which appears in this Form 10-K/A -Amendment No. 1.

/s/ Ernst & Young LLP
New York, New York
March 22, 2018